NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Record Quarter Earnings Per Share of $9.08;
Full Year Return on Equity of 13%

HAMILTON, Bermuda – February 6, 2017 -- Everest Re Group, Ltd. (NYSE: RE) today reported fourth quarter 2016 net income available to common shareholders of $373.6 million, or $9.08 per diluted common share, compared to net income of $357.3 million, or $8.26 per diluted common share, for the fourth quarter of 2015. After-tax operating income1 available to common shareholders was $363.4 million, or $8.83 per diluted common share, for the fourth quarter of 2016, compared to after-tax operating income¹ of $353.5 million, or $8.17 per diluted common share, for the same period last year.

For the year ended December 31, 2016, net income available to common shareholders was $996.3 million, or $23.68 per diluted common share, compared to $977.9 million, or $22.10 per diluted common share, for 2015. After-tax operating income1available to common shareholders was $993.5 million, or $23.61 per diluted common share, for the full year 2016, compared to $1.1 billion or $25.04 per diluted common share, for 2015.

Commenting on the Company's results, President and Chief Executive Officer, Dominic J. Addesso said, "Everest had another record quarter and an outstanding year, generating 13% ROE and strong growth in book value per share, despite what continues to be a very challenging market.  Our reinsurance book remains quite strong with a 77.6% combined ratio, which is remarkable when considering the string of global natural catastrophe events for the year. While our insurance operations' results were mostly impacted by charges on discontinued books of business, the underlying fundamentals of this book continue to improve. We are confident in the future and expect Everest to continue to generate above average returns for its shareholders."

Operating highlights for the fourth quarter and full year 2016 included the following:

•
Gross written premiums for the quarter were $1.5 billion, an increase of 3% compared to the fourth quarter of 2015. For the full year, gross written premiums grew 2% to $6.0 billion. Eliminating the unfavorable effects of foreign currency fluctuations, total premiums were actually up 4% for the year. Worldwide reinsurance premiums were essentially flat, on a constant dollar basis, while direct insurance premiums were up 17% for the year.

•
The combined ratio was 82.1% for the quarter and 87.0% for the year, compared to 78.9% and 85.1%, respectively, for the same periods in 2015. The quarter benefitted from net prior year reserve releases of $204.9 million and a net reduction to prior year catastrophe loss estimates of $18.4 million. This was offset by $168.6 million for catastrophe losses that occurred in the quarter, including Hurricane Matthew, the New Zealand earthquake, and the Tennessee wildfires. For the full year, catastrophe losses, net of reinstatement premiums, totaled $286.0 million. Excluding catastrophe losses, reinstatement premiums and favorable prior year loss development, the calendar year attritional combined ratio was 85.5% compared to 84.8% for 2015.

•	Net investment income amounted to $115.2 million for the quarter and $473.1 million for the full year 2016, with the latter essentially flat to 2015.
•
Net after-tax realized capital gains totaled $10.2 million in the quarter. For the full year, realized and unrealized capital gains, net of tax, amounted to $2.9 million and $72.7 million, respectively.

•	Cash flow from operations was $422.3 million for the quarter and $1.4 billion for the full year 2016. This compared to $294.8 million and $1.1 billion for the same periods, respectively, in 2015.
•	For the year, the after-tax operating income[1] return on average adjusted shareholders' equity[2] was 12.8%.
•
During the quarter, the Company made only modest share repurchases. For the year, the Company repurchased 2.1 million of its common shares for a total cost of $386.3 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company's Board of Directors, under which there remains 2.0 million shares available.

•	Shareholders' equity ended the year at $8.1 billion. Book value per share increased 11% from $178.21 at year-end 2015 to $197.45 at December 31, 2016.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. The Company also operates within the Lloyd's insurance market through Syndicate 2786. In addition, through Mt. Logan Re, Ltd., the Company manages segregated accounts, capitalized by the Company and third party investors that provide reinsurance for property catastrophe risks. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestregroup.com.

A conference call discussing the fourth quarter results will be held at 10:30 a.m. Eastern Time on February 7, 2017. The call will be available on the Internet through the Company's web site or at www.streetevents.com.

Recipients are encouraged to visit the Company's web site to view supplemental financial information on the Company's results. The supplemental information is located at www.everestregroup.com in the "Financial Reports" section of the "Investor Center". The supplemental financial information may also be obtained by contacting the Company directly.
________________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(Dollars in thousands, except per share amounts)	2016		2015		2016		2015
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$373,572	$9.08	$357,281	$8.26	$996,344	$23.68	$977,869	$22.10
After-tax net realized capital gains (losses)	10,180	0.25	3,831	0.09	2,878	0.07	(130,192)	(2.94)

After-tax operating income (loss)	$363,392	$8.83	$353,450	$8.17	$993,466	$23.61	$1,108,061	$25.04

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company's insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company's success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company's performance.

2Adjusted shareholders' equity excludes net after-tax unrealized (appreciation) depreciation of investments

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2016	2015	2016	2015
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,441,265	$1,372,235	$5,320,466	$5,292,842
Net investment income	115,167	110,514	473,085	473,473
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(465)	(39,498)	(31,595)	(102,199)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	34,470	50,005	24,379	(81,948)
Total net realized capital gains (losses)	34,005	10,507	(7,216)	(184,147)
Net derivative gain (loss)	13,161	11,542	18,647	6,317
Other income (expense)	10,362	13,812	(10,636)	88,280
Total revenues	1,613,960	1,518,610	5,794,346	5,676,765

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	794,896	699,764	3,139,629	3,064,715
Commission, brokerage, taxes and fees	308,639	314,839	1,188,692	1,183,646
Other underwriting expenses	79,972	68,446	302,722	257,069
Corporate expenses	5,828	5,942	27,231	23,254
Interest, fees and bond issue cost amortization expense	9,034	9,185	36,228	36,191
Total claims and expenses	1,198,369	1,098,176	4,694,502	4,564,875

INCOME (LOSS) BEFORE TAXES	415,591	420,434	1,099,844	1,111,890
Income tax expense (benefit)	42,019	63,153	103,500	134,021

NET INCOME (LOSS)	$373,572	$357,281	$996,344	$977,869

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(200,656)	(129,792)	57,629	(274,127)
Reclassification adjustment for realized losses (gains) included in net income (loss)	(12,594)	34,162	15,118	93,688
Total URA(D) on securities arising during the period	(213,250)	(95,630)	72,747	(180,439)

Foreign currency translation adjustments	(72,980)	(31,022)	(55,341)	(111,530)

Benefit plan actuarial net gain (loss) for the period	(7,488)	5,681	(7,488)	5,681
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,124	1,447	5,073	6,216
Total benefit plan net gain (loss) for the period	(6,364)	7,128	(2,415)	11,897
Total other comprehensive income (loss), net of tax	(292,594)	(119,524)	14,991	(280,072)

COMPREHENSIVE INCOME (LOSS)	$80,978	$237,757	$1,011,335	$697,797

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO EVEREST RE GROUP:
Basic	$9.14	$8.32	$23.85	$22.29
Diluted	9.08	8.26	23.68	22.10
Dividends declared	1.25	1.15	4.70	4.00

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars and share amounts in thousands, except par value per share)	2016	2015
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$14,107,408	$13,357,294
(amortized cost: 2016, $13,932,613; 2015, $13,276,206)
Fixed maturities - available for sale, at fair value	-	2,102
Equity securities - available for sale, at market value (cost: 2016, $129,553; 2015, $122,271)	119,067	108,940
Equity securities - available for sale, at fair value	1,010,085	1,337,733
Short-term investments	431,478	799,684
Other invested assets (cost: 2016, $1,333,069; 2015, $786,994)	1,333,129	786,994
Cash	481,922	283,658
Total investments and cash	17,483,089	16,676,405
Accrued investment income	96,473	100,942
Premiums receivable	1,485,990	1,483,090
Reinsurance receivables	1,018,325	894,037
Funds held by reinsureds	260,644	278,673
Deferred acquisition costs	344,052	372,351
Prepaid reinsurance premiums	191,768	164,971
Income taxes	177,704	258,541
Other assets	263,459	316,408
TOTAL ASSETS	$21,321,504	$20,545,418

LIABILITIES:
Reserve for losses and loss adjustment expenses	$10,312,313	$9,951,798
Future policy benefit reserve	55,074	58,910
Unearned premium reserve	1,577,546	1,613,390
Funds held under reinsurance treaties	21,278	13,544
Commission reserves	70,335	60,098
Other net payable to reinsurers	190,986	173,087
Losses in course of payment	67,107	112,170
4.868% Senior notes due 6/1/2044	396,714	396,594
6.6% Long term notes due 5/1/2067	236,462	236,364
Accrued interest on debt and borrowings	3,537	3,537
Equity index put option liability	22,059	40,705
Unsettled securities payable	27,927	15,314
Other liabilities	264,770	261,322
Total liabilities	13,246,108	12,936,833

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2016) 68,871
and (2015) 68,606 outstanding before treasury shares	689	686
Additional paid-in capital	2,140,783	2,103,638
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $8,240 at 2016 and ($15,863) at 2015	(216,764)	(231,755)
Treasury shares, at cost; 27,972 shares (2016) and 25,912 shares (2015)	(3,272,244)	(2,885,956)
Retained earnings	9,422,932	8,621,972
Total shareholders' equity	8,075,396	7,608,585
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$21,321,504	$20,545,418

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
(Dollars in thousands)	2016	2015
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$996,344	$977,869
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(15,655)	(98,211)
Decrease (increase) in funds held by reinsureds, net	22,219	(43,775)
Decrease (increase) in reinsurance receivables	(202,950)	(265,103)
Decrease (increase) in income taxes	54,526	(36,771)
Decrease (increase) in prepaid reinsurance premiums	(32,455)	(21,819)
Increase (decrease) in reserve for losses and loss adjustment expenses	545,967	394,167
Increase (decrease) in future policy benefit reserve	(3,836)	(910)
Increase (decrease) in unearned premiums	(22,072)	(96,950)
Increase (decrease) in other net payable to reinsurers	26,200	43,727
Increase (decrease) in losses in course of payment	(45,933)	(43,964)
Change in equity adjustments in limited partnerships	(37,939)	(12,965)
Distribution of limited partnership income	62,008	53,984
Change in other assets and liabilities, net	(56,204)	(8,934)
Non-cash compensation expense	26,398	21,237
Amortization of bond premium (accrual of bond discount)	49,167	50,901
Amortization of underwriting discount on senior notes	4	4
Net realized capital (gains) losses	7,216	184,147
Net cash provided by (used in) operating activities	1,373,005	1,096,634

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,919,808	2,144,930
Proceeds from fixed maturities sold - available for sale, at market value	1,258,434	1,724,093
Proceeds from fixed maturities sold - available for sale, at fair value	5,837	1,824
Proceeds from equity securities sold - available for sale, at market value	6,423	28,936
Proceeds from equity securities sold - available for sale, at fair value	723,359	614,044
Distributions from other invested assets	4,823,484	57,201
Proceeds from sale of subsidiary (net of cash disposed)	47,721	3,934
Cost of fixed maturities acquired - available for sale, at market value	(4,061,896)	(4,718,303)
Cost of fixed maturities acquired - available for sale, at fair value	(3,940)	(2,436)
Cost of equity securities acquired - available for sale, at market value	(12,538)	(10,850)
Cost of equity securities acquired - available for sale, at fair value	(346,929)	(556,889)
Cost of other invested assets acquired	(5,396,001)	(286,599)
Net change in short-term investments	368,977	341,733
Net change in unsettled securities transactions	9,388	(22,719)
Net cash provided by (used in) investing activities	(657,873)	(681,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	10,751	13,597
Purchase of treasury shares	(386,288)	(400,059)
Dividends paid to shareholders	(195,384)	(175,107)
Net cash provided by (used in) financing activities	(570,921)	(561,569)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	54,053	(7,780)

Net increase (decrease) in cash	198,264	(153,816)
Cash, beginning of period	283,658	437,474
Cash, end of period	$481,922	$283,658

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$42,636	$164,856
Interest paid	36,010	35,973